Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Yolande Doctor	Courtney Boone
412-992-5450	412-527-9792
Yolande.B.Doctor@Alcoa.com	Courtney.Boone@Alcoa.com

Announcement by Alcoa Corporation of

•   Expiration and Expiration Date Results of Cash Tender Offer for Any and All

Outstanding 5.500% Senior Unsecured Notes due 2027 and

•   Early Results of Cash Tender Offer for Outstanding 6.125% Senior Unsecured Notes due 2028

Pittsburgh, Pennsylvania, March 17, 2025 – Alcoa Corporation (“Alcoa”) (NYSE:AA; ASX:AAI) announces (i) the expiration and expiration date results of its previously announced offer to purchase for cash any and all outstanding 5.500% senior unsecured notes due 2027 (the “Any and All Notes”) issued by Alcoa Nederland Holding B.V. (“ANHBV”), fully guaranteed on an unsecured basis by Alcoa and certain of its subsidiaries (the “Any and All Offer”), and (ii) the early results of its previously announced offer to purchase for cash outstanding 6.125% senior unsecured notes due 2028 (the “Capped Notes” and, together with the Any and All Notes, the “Notes”) issued by ANHBV, fully guaranteed on an unsecured basis by Alcoa, up to an aggregate principal amount not to exceed US$250,000,000 (the “Maximum Principal Amount”) (the “Capped Offer” and, together with the Any and All Offer, the “Offers”).

The Any and All Offer was made and the Capped Offer is being made upon the terms and subject to the conditions set forth in the offer to purchase dated March 3, 2025 (the “Offer to Purchase”) relating to the Notes and, with respect to the Any and All Offer, the accompanying notice of guaranteed delivery.

Information regarding the Any and All Notes and the expiration date results of the Any and All Offer is summarized in the following table:

Title of Security	CUSIP / ISIN	Principal Amount Outstanding		Principal Amount Tendered and Accepted for Purchase		Principal Amount Reflected in Notices of Guaranteed Delivery		Principal Amount Outstanding Following the Any and All Settlement Date(1)		Any and All Total Consideration (2)
5.500% Senior Unsecured Notes due 2027	Rule 144A: 013822AE1 / US013822AE11 Regulation S: N02175AD4 / USN02175AD40	US$	750,000,000	US$	609,101,000	US$	1,542,000	US$	140,899,000	US$	1,002.47

(1)	Has not been reduced by principal amount of Any and All Notes reflected in Notices of Guaranteed Delivery, which may be purchased on the Any and All Settlement Date.
(2)

Per US$1,000 principal amount of Any and All Notes validly tendered and accepted for purchase. Holders will also be paid accrued and unpaid interest from the applicable last interest payment date up to, but not including, the Any and All Settlement Date (as defined in the Offer to Purchase).

Information regarding the Capped Notes and the early results of the Capped Offer is summarized in the following table:

Title of Security	CUSIP / ISIN	Principal Amount Outstanding		Principal Amount Tendered		Principal Amount Accepted for Purchase		Principal Amount Outstanding Following the Capped Early Settlement Date		Capped Early Consideration (1)(2)
6.125% Senior Unsecured Notes due 2028	Rule 144A: 013822AC5 / US013822AC54 Regulation S: N02175AC6 / USN02175AC66	US$	500,000,000	US$	281,258,000	US$	281,258,000	US$	218,742,000	US$	1,012.50

(1)

Per US$1,000 principal amount of Capped Notes validly tendered and accepted for purchase. Holders will also be paid accrued and unpaid interest from the applicable last interest payment date up to, but not including, the Capped Early Settlement Date (as defined in the Offer to Purchase).

(2)	Includes the Early Tender Premium (as defined in the Offer to Purchase).

Information on the Offers

The Any and All Offer expired at 5:00 p.m., New York City time, on March 14, 2025 (the “Any and All Expiration Date”). In order to be eligible to participate in the Any and All Offer, holders of Any and All Notes reflected in notices of guaranteed delivery received by ANHBV prior to the Any and All Expiration Date must deliver such Any and All Notes to ANHBV by 5:00 p.m., New York City time, on March 18, 2025 (the “Guaranteed Delivery Date”).

On the terms and subject to the conditions set forth in the Offer to Purchase, ANHBV expects that it will accept for purchase all of the Any and All Notes tendered on or prior to the Any and All Expiration Date, and all of the Any and All Notes delivered on or prior to the Guaranteed Delivery Date. The principal amount of Any and All Notes that will be purchased by ANHBV on the Any and All Settlement Date is subject to change based on deliveries of Any and All Notes pursuant to the guaranteed delivery procedures described in the Offer to Purchase.

The Capped Offer is scheduled to expire at 5:00 p.m., New York City time, on March 31, 2025, unless extended or earlier terminated by ANHBV.

D.F. King & Co., Inc., the tender agent and the information agent for the Offers (the “Tender and Information Agent”), informed us that, as of 5:00 p.m., New York City time, on March 14, 2025 (such time and date, the “Capped Early Tender Date”), US$281,258,000 in aggregate principal amount of Capped Notes had been validly tendered and not validly withdrawn by holders of Capped Notes.

As set forth in the Offer to Purchase, ANHBV may, in its sole discretion, subject to applicable law, increase or decrease the Maximum Principal Amount. As the aggregate principal amount of Capped Notes validly tendered and not validly withdrawn by holders of Capped Notes as of the Capped Early Tender Date exceeds the Maximum Principal Amount, ANHBV has increased the Maximum Principal Amount of Capped Notes that it will accept under the Capped Offer from the previously announced US$250,000,000 to US$281,258,000. The other terms of the Capped Offer remain unchanged.

All conditions described in the Offer to Purchase that had to be satisfied on or prior to the Any and All Expiration Date, including the Pricing Condition (as defined in the Offer to Purchase), have been satisfied, and ANHBV has accepted for purchase all of the Any and All Notes validly tendered and not validly withdrawn and expects to accept for purchase all of the Any and All Notes delivered on or prior to the Guaranteed Delivery Date pursuant to the guaranteed delivery procedures described in the Offer to Purchase. In addition, ANHBV has accepted for purchase all Capped Notes validly tendered and not validly withdrawn at or prior to the Capped Early Tender Date.

Settlement

Holders of Any and All Notes that have validly tendered and not validly withdrawn their Any and All Notes at or prior to the Any and All Expiration Date will receive the Any and All Total Consideration on the Any and All Settlement Date, which date is expected to be on March 19, 2025.

Holders of Capped Notes that have validly tendered and not validly withdrawn their Capped Notes at or prior to the Capped Early Tender Date will receive the Capped Early Consideration on the Capped Early Settlement Date, which date is expected to be on March 19, 2025.

For More Information

The terms and conditions of the Offers are described in the Offer to Purchase. Copies of the Offer to Purchase are available at www.dfking.com/alcoa and by request to D.F. King & Co., Inc., the Tender and Information Agent. Requests for copies of the Offer to Purchase should be directed to the Tender and Information Agent at +1 (800) 848-3409 (toll free) and +1 (212) 269-5550 (collect) or by e-mail to alcoa@dfking.com.

ANHBV has engaged Morgan Stanley & Co. LLC and BofA Securities, Inc. to act as the dealer managers (the “Dealer Managers”) in connection with the Offers. The Dealer Managers can be contacted at their telephone numbers set forth on the back cover page of the Offer to Purchase with questions regarding the Offers.

Disclaimer

None of ANHBV, Alcoa, the Dealer Managers, the Tender and Information Agent, the trustee for the Notes, or any of their respective affiliates, is making any recommendation as to whether holders should or should not tender any Notes in response to the Offers or expressing any opinion as to whether the terms of the Offers are fair to any holder. Holders of the Notes must make their own decision as to whether to tender any of their Notes and, if so, the principal amount of Notes to tender. Please refer to the Offer to Purchase for a description of the offer terms, conditions, disclaimers and other information applicable to the Offers.

This press release is for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any securities. The Offers are being made solely by means of the Offer to Purchase. The Offers are not being made to holders of the Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In those jurisdictions where the securities, blue sky or other laws require any tender offer to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of ANHBV by the Dealer Managers or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, including those related to the Offers. Forward-looking statements include those containing such words as “aims,” “ambition,” “anticipates,” “believes,” “could,” “develop,” “endeavors,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “potential,” “plans,” “projects,” “reach,” “seeks,” “sees,” “should,” “strive,” “targets,” “will,” “working,” “would,” or other words of similar meaning. All statements by Alcoa that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts concerning global demand growth for bauxite, alumina, and aluminum, and supply/demand balances; statements, projections or forecasts of future or targeted financial results, or operating performance (including our ability to execute on strategies related to environmental, social and governance matters); and statements about strategies, outlook, and business and financial prospects. These statements reflect beliefs and assumptions that are based on Alcoa’s perception of historical trends, current conditions, and expected future developments, as well as other factors that management believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Alcoa’s filings with the Securities and Exchange Commission. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

About Alcoa

Alcoa is a global industry leader in bauxite, alumina and aluminum products with a vision to reinvent the aluminum industry for a sustainable future. Our purpose is to turn raw potential into real progress, underpinned by Alcoa Values that encompass integrity, operating excellence, care for people and courageous leadership. Since developing the process that made aluminum an affordable and vital part of modern life, our talented Alcoans have developed breakthrough innovations and best practices that have led to improved safety, sustainability, efficiency, and stronger communities wherever we operate.